Exhibit 3.6



                                  AMENDMENT TO
                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                   9.20% CUMULATIVE PREFERRED STOCK, SERIES B
                                       OF
                              PUBLIC STORAGE, INC.



                  The undersigned, John Reyes and David Goldberg, Senior Vice President and Secretary, respectively, of PUBLIC STORAGE, INC., a California corporation (the "Corporation"), do hereby certify:


                  FIRST: Pursuant to and in accordance with the provisions of
Section 401(c) of the California Corporations Code and the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the recitals and resolutions attached hereto as Exhibit A and incorporated herein by reference reducing the authorized number of shares of the Corporation's 9.20% Cumulative Preferred Stock Series B, from 2,386,000 to 0.


                  SECOND: There are no currently outstanding shares of the Corporation's 9.20% Cumulative Preferred Stock, Series B.


                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.


                  IN WITNESS WHEREOF, the undersigned has executed this certificate on June 17, 2004.




                                            /s/ John Reyes
                                            --------------------
                                            John Reyes
                                            Senor Vice President




                                            /s/ David Goldberg
                                            --------------------
                                            David Goldberg
                                            Secretary

                                                                   Exhibit 3.6


                                    EXHIBIT A

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                              PUBLIC STORAGE, INC.

               DECREASING TO 0 THE AUTHORIZED NUMBER OF SHARES OF
                   9.20% CUMULATIVE PREFERRED STOCK, SERIES B





         RESOLVED: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 9.20% Cumulative Preferred Stock, Series B, the number of shares constituting the corporation's 9.20% Cumulative Preferred Stock, Series B, is decreased from 2,386,000 shares to 0.